Exhibit 10.7

COMPANY WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of December 31, 2021, is entered into by and between Co-Diagnostics, Inc., a Utah corporation (“Parent” or the “Company”), and VStock Transfer, LLC (the “Warrant Agent”).

WHEREAS, Parent consummated a merger (the “Merger”) of its wholly-owned subsidiary, IDMO Acquisition Corporation, Inc. (“Subco”), with and into Idaho Molecular Inc., an Idaho corporation (“Company”), pursuant to an Agreement and Plan of Merger (as such agreement may be amended from time to time, the “Merger Agreement”), by and among Parent, Company, and Subco;

WHEREAS, the Merger Agreement provides that the Company will issue warrants to purchase 232,500 shares of the Company’s common stock, par value $0.001 per share, (the “Parent Common Stock”) exercisable subject to satisfaction of certain milestones and over a seven year period at an initial exercise price of $9.125 per share (the “Warrants” or the “Company Warrants”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, transfer, exchange and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent and Depository. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Company Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants.

2.1 Issuance of Warrants. Each Company Warrant will be uncertificated and in registered form only, substantially in the form of Exhibit 1, the provisions of which are incorporated herein. Any Warrant so issued shall have the same terms, force and effect as a certificated Warrant that has been duly countersigned by the Warrant Agent in accordance with the terms of this Agreement.

2.2 Warrant Register.

(a) The Warrant Agent shall maintain books (“Warrant Register”) for the registration of the original issuance and the registration of any subsequent transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

(b) Prior to due presentment for registration of transfer of any Warrant in accordance with Section 5.1.1 below, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is then registered in the Warrant Register (each a “registered holder”) as the absolute owner of such Warrant, for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3. Terms and Exercise of Warrants.

3.1 Exercise Price. For purposes of this Agreement, “Exercise Price” shall mean the initial exercise price for each Warrant as set forth in the Exhibit 1, subject to adjustment as provided in Exhibit 1.

3.2 Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) specified in Exhibit 1 or as the same may be extended as hereinafter provided. Each Warrant not exercised on or before the expiration date, as set forth in Exhibit 1 (the “Expiration Date”), shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date.

3.3 Exercise of Warrants. Warrants may be exercised, at the option of the registered holder of the Warrant, in whole or in part, at any time or from time to time during the Exercise Period, by complying with the Warrant Agent’s procedures relating to the exercise of such book-entry interest in the Warrants. In addition, the registered holder shall deliver to the Warrant Agent (the “Warrant Agent Office”) (i) an exercise form set forth in the Warrant, executed by such registered holder or its duly authorized agent or attorney (the “Exercise Form”) and (ii) payment of the aggregate Exercise Price. In case an exercise of Warrants is in part only, the Warrant Agent shall make an appropriate adjustment to the account of the registered holder to reflect a number of Warrants for the number of shares of Parent Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for by such registered holder’s Warrants prior to such exercise, minus the number of shares designated by the registered holder upon such exercise.

3.3.1 Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the registered holder thereof by delivering to the Warrant Agent at its corporate trust department (i) a warrant exercise form properly delivered by the registered holder, and (iii) the payment in full of the Exercise Price for each share of Common Stock as to which the Warrant is exercised as follows:

(a) in lawful money of the United States, in certified check or wire payable to the Warrant Agent; or

(b) as provided in Section 7.5 hereof.

3.3.2 Procedures and Validity.

(a) Any exercise of a Warrant by a registered holder pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the registered holder and the Company, enforceable in accordance with its terms.

(b) The Warrant Agent shall:

(i) examine all Exercise Forms and all other documents delivered to it by or on behalf of registered holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Forms and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii) where an Exercise Form or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the Exercise Forms received and the crediting of Warrants to the respective registered holders’ accounts; and

(iv) advise the Company no later than two (2) business days after receipt of an Exercise Form, of (i) the receipt of such Exercise Form and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, and (ii) such other information as the Company shall reasonably require.

(c) All questions as to the validity, form and sufficiency (including time of receipt) of an exercised Warrant and any Exercise Form will be determined by the Company in good faith. The Company reserves the right to reject any and all Exercise Forms not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in the exercise thereof with regard to any particular exercise of Warrants. Other than as required in Section 3.3.2(b)(ii) above, neither the Company nor the Warrant Agent shall be under any duty to give notice to the registered holders of the Warrants of any irregularities in any exercise of Warrants or any Exercise Form, nor shall it incur any liability for the failure to give such notice.

3.3.3 Issuance of Shares. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Exercise Price, the Company shall cause its Transfer Agent to issue to the registered holder of such Warrant a certificate or certificates, or book entry position, representing the number of full shares of Parent Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it. In the event that during the last 20 business days immediately prior to the Expiration Date both (i) a registration statement with respect to the Parent Common Stock underlying the Warrants is not effective or a current prospectus is not available and (ii) the Exercise Price of the Warrants is less than the price at which the Parent Common Stock is trading on NASDAQ (or if the Parent Common Stock is no longer trading on NASDAQ, such other stock exchange on which the shares of Parent Common Stock trades), the Exercise Period shall automatically be extended for a period of 20 business days after the date that the Company causes a registration statement covering the Warrants and the Parent Common Stock underlying the Warrants to be effective and a current prospectus is made available. In no event will the Company be required to “net cash settle” the warrant exercise.

3.3.4 Valid Issuance. All shares of Parent Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.5 Date of Issuance. All shares of Parent Common Stock so issued shall be registered in the name of the registered holder or such other name as shall be designated in the Exercise Form delivered by the registered holder. Such shares of Parent Common Stock shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such shares of Parent Common Stock as of the date of delivery of the Exercise Form to the Warrant Agent Office duly executed by the registered holder thereof and upon the Company’s receipt of payment of the Exercise Price.

4. Adjustments.

4.1 Adjustments Generally. The Exercise Price, the number of shares of Parent Common Stock issuable upon exercise of the Warrants and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of certain events in accordance with the provisions of Exhibit 1.

4.2 Notices of Vesting and Changes in Warrant. Promptly upon the satisfaction of the vesting requirements of the Warrants pursuant to the Merger Agreement, the Company shall deliver written notice of such vesting and exercisability to the Warrant Agent, which notice shall state the date upon which such warrants shall vest and become exercisable. Upon every adjustment of (i) the Exercise Price, (ii) the number of shares of Parent Common Stock issuable upon exercise of the Warrants and (iii) the number of Warrants outstanding, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in the Warrant certificate then, in any such event, the Company shall give written notice to each registered holder, at the last address set forth for such registered holder in the Warrant register maintained by the Warrant Agent, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.3 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the registered holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up or down to the nearest whole number the number of shares of Parent Common Stock to be issued to the registered holder.

4.4 Form of Warrant. The form of Warrant certificate need not be changed as a result of any adjustment pursuant to this Section. However, the Company may, at any time, in its sole discretion, make any change in the form of Warrant certificate that the Company may deem appropriate and that does not affect the substance thereof.

5. Transfer and Exchange of Warrants.

5.1 Exchange and Transfer.

5.1.1 The Warrant Agent shall keep, at the Warrant Agent Office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrants and exchanges and transfers of outstanding Warrants upon request to exchange or transfer such Warrants, provided, that the Warrant Agent shall have received a written instruction of transfer or exchange in form reasonably satisfactory to the Warrant Agent, duly executed by the registered holder thereof or by its or her or his duly authorized agent or attorney, providing all information required to be delivered hereunder, such signature to be guaranteed by an eligible guarantor institution to the extent required by the Warrant Agent or the Depository. Upon any such registration of transfer, a Warrant Statement shall be issued to the transferee.

5.1.2 The Company shall pay for applicable service charges for any exchange or registration of transfer of Warrants; and the Warrant Agent and/or the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed in connection with any such exchange or registration of transfer. Neither the Warrant Agent nor the Company shall be required to pay any stamp or other tax or other charge required to be paid in connection with such transfer, and neither the Warrant Agent nor the Company shall be required to issue or deliver any Warrants until it has been established to the Company’s and the Warrant Agent’s reasonable satisfaction that such tax or other charge has been paid or that no such tax or other charge is due.

5.1.3 The Warrant Agent shall not affect any exchange or registration of transfer which will result in the issuance of a Warrant evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant.

5.1.4 All Warrants credited to a registered holder’s or transferee’s account upon any exchange or transfer of Warrants in accordance with the provisions of this Agreement shall be the valid obligations of the Company evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrants that were so exchanged or transferred.

5.2 Treatment of Holders of Warrants. Each registered holder of Warrants, by accepting the same, consents and agrees with the Company, the Warrant Agent and every subsequent registered holder of such Warrants that until the due presentment for registration of transfer in accordance with Section 5.1.1 of such Warrants, the Company and the Warrant Agent may treat the registered holder of such Warrants as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

5.3 Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, either in certificated form or in book entry position, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants, or book entry positions, as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.4 Cancellation of Warrants. Promptly following the Expiration Date or at such earlier time that there are no longer outstanding any Warrants, the Warrant certificate shall be cancelled or destroyed and the Warrant Agent shall deliver a certificate of such cancellation or destruction to the Company.

6. [Omitted].

7. Other Provisions Relating to Rights of Holders of Warrants.

7.1 No Rights as Stockholder. No Warrant shall, and nothing contained in this Agreement, in the Warrant certificate or in the Warrant Statement shall be construed to, entitle the registered holder or any beneficial owner thereof to any of the rights of a holder or beneficial owner of Parent Common Stock, including, without limitation, the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, to receive dividends on Parent Common Stock or any rights whatsoever as stockholders of the Company, until such Warrant is duly exercised in accordance with this Agreement and such registered holder is issued the Parent Common Stock to which it is entitled in connection therewith.

7.2 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Parent Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.3 [Omitted].

7.4 Limitation on Monetary Damages. In no event shall the registered holder of a Warrant be entitled to receive monetary damages for failure to settle any Warrant exercise if the Parent Common Stock issuable upon exercise of the Warrants has not been registered with the SEC pursuant to an effective registration statement or if a current prospectus is not available for delivery by the Warrant Agent, provided the Company has fulfilled its obligations under Section 7.5 to use its commercially reasonable efforts to effect the registration under the Securities Act of 1933 (the “Securities Act”) of the Parent Common Stock issuable upon exercise of the Warrants.

7.5 Registration of Shares of Common Stock; Cashless Exercise at Company’s Option.

7.5.1 Registration of the shares of Common Stock. If the Company shall fail to have maintained an effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants as required under the Merger Agreement, the registered holders shall have the right to exercise such Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) less the Exercise Price by (y) the Fair Market Value. Solely for purposes of this subsection 7.5.1, “Fair Market Value” shall mean the volume-weighted average price of the shares of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the registered holder of such Warrants or its securities broker or intermediary. The date that notice of “cashless exercise” is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Warrant, the Company shall, upon request, provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a “cashless basis” in accordance with this subsection 7.5.1 is not required to be registered under the Securities Act and (ii) the shares of Common Stock issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company and, accordingly, shall not be required to bear a restrictive legend. Except as provided in subsection 7.5.2, for the avoidance of doubt, unless and until all of the Warrants have been exercised or have expired, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this subsection 7.5.1

7.5.1 Cashless Exercise at Company’s Option. If the shares of Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, (i) require holders of Warrants who exercise such Warrants to exercise such Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act as described in subsection 7.5.1 and (ii) in the event the Company so elects, the Company shall (x) not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Warrants, notwithstanding anything in this Agreement to the contrary, and (y) use its commercially reasonable efforts to register or qualify for sale the shares of Common Stock issuable upon exercise of the Warrant under applicable blue sky laws to the extent an exemption is not available..

8. Concerning the Warrant Agent and Other Matters.

8.1 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Parent Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

8.2 Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company and to each registered holder. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by any registered holder of a Warrant, then the registered holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to each registered holder, the predecessor Warrant Agent and the transfer agent for the Parent Common Stock not later than the effective date of any such appointment.

8.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3 Fees and Expenses of Warrant Agent.

8.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4 Liability of Warrant Agent.

8.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the General Counsel, President or Chairman of the Board of Directors of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

8.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Parent Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Parent Common Stock will when issued be valid and fully paid and nonassessable.

8.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Parent Common Stock through the exercise of Warrants.

9. Miscellaneous Provisions.

9.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Co-Diagnostics, Inc.

2401 South Foothill Dr., Suite D

Salt Lake City, UT 84109

Telephone: 801-438-1036

Attention: President

Attention: General Counsel

Any notice, statement or demand authorized by this Agreement to be given or made by the registered holder of any Warrant or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Attn: Compliance Department

Any notice, sent pursuant to this Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

9.3 Notices to Holders of Warrants. Any notice to registered holders of Warrants which by any provisions of this Warrant Agreement or the Warrant certificate is required or permitted to be given shall be given by first class mail prepaid at such registered holder’s address as it appears on the books of the Warrant Agent.

9.4 Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts located or situated in New York, New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

9.5 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

9.6 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such registered holder to submit his, her or its Warrant Statements for inspection by it.

9.7 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.8 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.9 Amendments. This Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and provided such amendment shall not adversely affect the interest of the registered holders. All other modifications, adjustments or amendments of this Agreement, shall require the written consent of the registered holders of a majority of the then outstanding Warrants provided that no amendment to the Warrant certificate shall be effective to charge any registered holder who has not consented thereto. The Warrant Agent may request from either the Company or the registered holders an opinion of counsel with respect to the validity of any amendment as a condition to its exercise of any amendment.

9.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

CO-DIAGNOSTICS, INC.

By:

Name:

VSTOCK TRANSFER, LLC

By:

Name:

[Signature Page to Warrant Agreement]

EXHIBIT 1 TO COMPANY WARRANT AGREEMENT

FORM OF GLOBAL WARRANT CERTIFICATE FOR COMPANY WARRANTS

EXERCISABLE ONLY IF AUTHENTICATED BY THE WARRANT AGENT AS PROVIDED HEREIN

VOID AFTER THE CLOSE OF BUSINESS ON _______________, 20__ OF CO-DIAGNOSTICS, INC.

Global Warrant Certificate representing Warrants to purchase __________ shares of common stock, par value $0.001 per share, as described herein

NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Each Warrant (each a “Warrant”) represented hereby, entitles the registered holder to purchase one share (the “Warrant Share”) of common stock, $0.001 par value (the “Common Stock”), of Co-Diagnostics, Inc., a Utah corporation, (the “Corporation”) for the benefit of certain registered holders (as defined in the Warrant Agreement) of such Warrants on the following terms. This Global Warrant Certificate represents the number of outstanding Warrants from time to time endorsed hereon and the number of outstanding Warrants represented hereby may from time to time be reduced or increased, as appropriate to reflect exchanges, redemptions, exercises and other similar transactions. This Global Warrant Certificate is issued under and in accordance with that certain Warrant Agreement dated as of December 30, 2021 by and between the Corporation and VStock Transfer, LLC (as such agreement may be amended from time to time, the “Warrant Agreement”), and is subject to the terms and provisions contained therein, all of which terms and provisions the registered holders consent to by acceptance of their book-entry interests in the Global Warrant Certificate. Copies of the Warrant Agreement are on file at the Corporation’s headquarters. In the event of any conflict or inconsistency between this Global Warrant Certificate and the Warrant Agreement, this Global Warrant Certificate shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Warrant Agreement.

This Global Warrant Certificate is also issued under and in accordance with that certain Agreement and Plan of Merger (as such agreement may be amended from time to time, the “Merger Agreement”), by and among Co-Diagnostics, Inc., a Utah corporation, Idaho Molecular Inc., an Idaho corporation, and IDMO Acquisition Corporation, Inc., and is subject to the terms and provisions contained therein. In the event of any conflict or inconsistency between this Global Warrant Certificate and the Merger Agreement, the Merger Agreement shall control.

1. Exercise Period. The Warrants shall vest in full and become exercisable immediately following either (i) satisfaction of Milestone 3 as such term is defined in the Merger Agreement or (ii) upon the occurrence of any of the events described in Section 3.1(e) of the Merger Agreement (any such date, the “Vesting Date”). Promptly upon the satisfaction of clauses (i) or (ii), the Corporation shall notify the Warrant Agent that the vesting conditions have been satisfied and the Vesting Date upon which the Warrants shall become fully exercisable pursuant to the notice provision in the Warrant Agreement. Either the Corporation or the registered holder may certify to the Warrant Agent in a form satisfactory to the Warrant Agent the occurrence of the Vesting Date. Notwithstanding anything to the contrary contained herein, the Warrants shall expire at 5:00 p.m. (New York Time) on January 1, 2027 (the “Termination Date”). Parent will provide registered holder at least fifteen (15) days’ written notice prior to the consummation of any of the events described in Section 3.1(e) of the Merger Agreement.

2. Exercise of Warrants.

(a) The registered holder may, at any time on or after the Vesting Date and prior to the Termination Date, exercise this Warrant in whole or in part at an exercise price per share equal to $9.125 (subject to proportionate adjustment in accordance with Section 6) (the “Exercise Price”), by the delivery of the Warrant Exercise Form annexed hereto duly completed and executed to the Warrant Agent at the Warrant Agent Office or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the registered holder at the address of such registered holder appearing on the books of the Corporation. Upon any partial exercise of a Warrant, the Warrant Agent shall make an appropriate adjustment to the account of the registered holder to reflect a number of Warrant Shares for the account of the registered holder equal (without giving effect to any adjustment thereof) to the number of Warrant Shares subject to such registered holder’s Warrants prior to such exercise, minus the number of Warrant Shares exercised by the registered holder. In the event of the exercise of the rights represented by any Warrant, a certificate or certificates for the Warrant Shares so purchased, as and if applicable, registered in the name of the registered holder, shall be delivered to the registered holder hereof as soon as practicable after the exercise of such Warrant.

(b) Payment to the Corporation of the Exercise Price for each share of Common Stock being purchased shall be made either (i) by wire transfer or cashier’s check drawn on a United States bank payable to the Corporation (to an account as designated by the Warrant Agent by notice in writing to the registered holders); or (ii) by instructing the Warrant Agent to issue Warrant Shares upon exercise of all or any part of this Warrant on a net basis such that, without payment of any cash consideration or other immediately available funds, the registered holder shall surrender this Warrant in exchange for the number of Warrant Shares equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) less the Exercise Price by (y) the Fair Market Value. “Fair Market Value” shall mean the volume-weighted average price of the shares of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the registered holder of such Warrants or its securities broker or intermediary.

3. Reservation of Warrant Shares. The Corporation agrees that, prior to the expiration of this Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of all outstanding Warrants represented by this Global Warrant Certificate, the number of Warrant Shares as from time to time shall be issuable by the Corporation upon the exercise of this Warrant.

4. No Stockholder Rights; No Rights to Net Cash Settled. No Warrant shall entitle the registered holder hereof to any voting rights or other rights as a stockholder of the Corporation.

5. Transferability of Warrant and Underlying Shares. Prior to the Termination Date and subject to compliance with applicable Federal and State securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Corporation by the registered holder in person or by duly authorized attorney in accordance with the provisions of the Warrant Agreement and upon delivery of the Assignment Form annexed hereto properly endorsed for transfer. The Corporation or the Warrant Agent shall be entitled to require, as a condition of any such transfer, that the registered holder and the transferee execute or provide such documents and make such representations and warranties as the Corporation or the Warrant Agent may deem appropriate to evidence compliance with applicable Federal and State securities laws.

6. Certain Adjustments. With respect to any rights that any registered holder has to exercise any Warrant and convert into shares of Common Stock, registered holder shall be entitled to the following adjustments:

(a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Corporation with or into another entity when the Corporation is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the registered holder hereof shall thereafter be entitled to receive upon exercise of each Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the registered holder hereof as the registered holder of the stock deliverable upon exercise of each Warrant would have been entitled in such merger or consolidation if each Warrant had been exercised immediately before such transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of each Warrant with respect to the rights and interests of the registered holder hereof as the registered holder of each Warrant after the merger or consolidation.

(b) Reclassification, Recapitalization, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under each Warrant exist into the same or a different number of securities of any other class or classes, each Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under each Warrant immediately prior to such subdivision, combination, reclassification or other change and the Exercise Price shall be proportionately adjusted.

(c) Split or Combination of Common Stock and Stock Dividend. In case the Corporation shall at any time subdivide, redivide, recapitalize, split (forward) or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Exercise Price shall be proportionately reduced and the number of Warrant Shares proportionately increased. Conversely, in case of a reverse stock split or the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares proportionately reduced.

(d) Notices of Changes in Warrant. Upon every adjustment of (i) the Exercise Price, (ii) the number of shares of Parent Common Stock issuable upon exercise of this Global Warrant Certificate and (iii) the number of Warrants outstanding, the Corporation shall give written notice thereof to the registered holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in this Global Warrant Certificate then, in any such event, the Corporation shall give written notice to the registered holder, at the last address set forth for such registered holder in the Warrant register maintained by the Warrant Agent, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

7. Compliance with Securities Laws; Legend and Stop Transfer Orders. Unless the Warrant Shares are subject to an effective registration statement under the Securities Act, upon exercise of any part of any Warrant represented hereby, (i) the Corporation shall be entitled to require that the registered holder make such representations and warranties as may be reasonably required by the Corporation to assure that the issuance of Warrant Shares is exempt from the registration requirements of applicable securities laws and (ii) the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and the Warrant Shares shall bear on the face thereof substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

8. Miscellaneous. This Global Warrant Certificate and each Warrant represented hereby shall be governed by and construed in accordance with the laws of the State of Utah. All the covenants and provisions of this Global Warrant Certificate and each Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder. Nothing in this global Warrant Certificate shall be construed to give to any person or corporation other than the Corporation and the registered holder of each Warrant represented hereby any legal or equitable right, remedy, or claim under this Global Warrant Certificate and each Warrant represented hereby. This Global Warrant Certificate and each Warrant represented hereby shall be for the sole and exclusive benefit of the Corporation and the registered holder. The section headings herein are for convenience only and are not part of this Global Warrant Certificate and shall not affect the interpretation hereof.

9. Validity. This Warrant Certificate shall not be valid or obligatory for any purpose until authenticated by the Warrant Agent.

IN WITNESS WHEREOF, the Corporation has caused this Global Warrant Certificate to be executed by its duly authorized officer, this _____ day of __________ 2021.

CO-DIAGNOSTICS, INC.

By:
Name:
Title:	Chief Executive Officer

Certificate of Authentication

This is the Global Warrant Certificate for the Warrants referred to in the within-mentioned Warrant Agreement.

VSTOCK TRANSFER, LLC, as Warrant Agent

By:

Authorized Signature

[TO BE ATTACHED TO GLOBAL WARRANT CERTIFICATE] SCHEDULE OF INCREASES OR DECREASES IN WARRANT CERTIFICATE

The following increases or decreases in this Warrant have been made:

Date

Amount of decrease in the number of Warrants represented by this Warrant

Amount of increase in number of Warrants represented by this Warrant

Number of Warrants represented by this Warrant following such decrease or increase.

Signature of authorized officer of the depository

FORM OF EXERCISE FORM

To Be Executed by the registered holder in Order to Exercise Company Warrant

The undersigned hereby irrevocably elects to exercise the right, represented by the book-entry Warrant(s), to purchase shares of the Common Stock of Co-Diagnostics, Inc. (the “Warrant Shares”) and the undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant in accordance with the terms of the Warrant Agreement. Such payment takes the form of $__________ in lawful money of the United States.

In the event that the registered holder wishes to exercise through cashless exercise (i) the number of Warrant Shares that this Warrant is exercisable for would be determined in accordance with Section 2(b) of this Global Warrant Certificate which allows for such cashless exercise and (ii) the registered holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Global Warrant Certificate, through the cashless exercise provisions hereof, to receive Warrant Shares.

The undersigned hereby requests that certificates for the Warrant Shares purchased be issued in the name of:

(please print or type name and address)

(please insert social security or other identifying number)

and be delivered as follows:

(please print or type name and address)

(please insert social security or other identifying number)

and if such number of shares of Common Stock shall not be all the shares evidenced by this Global Warrant Certificate, that a new Warrant for the balance of such shares be registered in the name of, and delivered to, registered holder.

Signature of Holder

SIGNATURE GUARANTEE:

This Warrant may be exercised by delivering the Exercise Form to VStock Transfer, LLC at the following addresses:

By mail at

___________

[       ]

[FORM OF ASSIGNMENT]

(TO BE EXECUTED TO TRANSFER THE WARRANT)

For value received, hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by such number of Company Warrants listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the registered holder with respect to such Warrants, and does hereby irrevocably constitute and appoint _______________ attorney, to transfer said Warrant on the books of the Depositary and/or the Warrant Agent with respect to the number of Warrants set forth below, with full power of substitution:

Name(s) of

Assignee(s) Address No. of Warrants

Dated: _____________

Signature

(Signed exactly as name appears in the records of the Depositary)

Signature Guarantee: